SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549



                             Form 8-K


                          Current Report

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                             of 1934


Date of Report (Date of earliest event reported):  January 4, 2000
                                                   ---------------


                        MATEC Corporation
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        (Exact name of registrant as specified in charter)



          Maryland                 1-4184            06-0737363
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(State or other jurisdiction    (Commission     (IRS Employer
      of incorporation)         File Number)    Identification No.)



               75 South Street, Hopkinton, MA  01748
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             (Address of principal executive offices)


Registrant's telephone number, including area code:  (508) 435-9039
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5.  Other Events
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     On January 4, 2000 pursuant to a purchase agreement dated
as of December 31, 1999 Registrant sold to Leggett & Platt,
Incorporated, of Carthage, Missouri 10,000 shares of Common
Stock, representing approximately 10% of the outstanding shares of Common Stock, of Bergen Cable Technology, Inc. ("New
Bergen"), a Delaware corporation. The Registrant received approximately $1,308,000 in cash at closing.

     Leggett & Platt, Incorporated purchased all of the issued and outstanding Common Stock of New Bergen for an aggregate purchase price of $21,500,000 less interest bearing debt of New Bergen at closing of $5,184,734 and certain other closing adjustments. From such aggregate purchase price, escrow accounts totaling approximately $2,187,000 were funded at closing. The escrow balances will be distributed to the selling shareholders, including approximately 10% to Registrant, less any claims for indemnity thereon, on or before January 4, 2002. The purchase price was the result of arms-length negotiations between the parties.

     Registrant acquired the shares of Common Stock of New
Bergen as part of the purchase price for the sale of the assets of Registrant's wholly owned subsidiary, Bergen Cable
Technologies, Inc., on April 15, 1998.

     The sale will result in a gain, which will be recorded in Registrant's first quarter ending April 2, 2000.

                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   MATEC Corporation

                                   By: /s/ Michael J. Kroll
                                       --------------------------
                                       Michael J. Kroll,
                                       Vice President & Treasurer

Dated:  January 13, 2000